Exhibit (k)(iii)

                           FORM OF SERVICES AGREEMENT
                                    (CLASS I)

                                 by and between

                      GLENWOOD CAPITAL INVESTMENTS, L.L.C.
                                       and
                        MAN-GLENWOOD LEXINGTON TEI, LLC,
                            on behalf of its Class I


         AGREEMENT, made as of the [__] day of [_____] 2006, by and between GLENWOOD CAPITAL INVESTMENTS, L.L.C., an Illinois limited liability company (the "Administrator"), and MAN-GLENWOOD LEXINGTON TEI, LLC, a Delaware limited liability company (the "Fund"), on behalf of its Class I limited liability company interests ("Class I Units").

                                    RECITALS

         WHEREAS, the Administrator and its affiliates are in the business of providing services to registered and unregistered investment companies; and

         WHEREAS, the Fund wishes to retain the Administrator to provide various services relating to the operations of the Fund's Class I pursuant to this Agreement, and the Administrator wishes to provide such services;

         NOW THEREFORE, in consideration of the terms and conditions herein contained, the parties agree as follows:

         1. Appointment of the Administrator.
            --------------------------------

         (a) The Fund, on behalf of Class I, hereby retains the Administrator to provide and the Administrator hereby agrees to provide the following services to Class I:

             (i) legal and accounting support services;

             (ii)   the provision of office space, telephone and utilities;

             (iii) the general supervision of the entities which are retained by the Fund to provide accounting services, investor services and custody services to Class I;

             (iv) assisting in the drafting and updating of the Fund's registration statement, including its prospectus and statement of additional information;

             (vi) reviewing, approving and assisting in the preparation of regulatory filings with the Securities and Exchange Commission (the "Commission") and state securities regulators and other Federal and state regulatory authorities;

             (vi) preparing reports to and other informational materials for members of the Fund holding Class I Units ("Class I

                    Members") and assisting in the preparation of proxy statements and other Class I Member communications;

             (vii) monitoring the Fund's compliance with Federal and state regulatory requirements (other than those relating to investment compliance);

             (viii) reviewing accounting records and financial reports of the
                    Fund's Class I, assisting with the preparation of the financial reports of the Fund and acting as liaison with the Fund's administrator, legal counsel and independent auditors;

             (ix)   assisting in the preparation and filing of Fund tax returns;

             (x) assisting coordinating and organizing meetings of the Board of Managers of the Fund (the "Board") and meetings of the members of the Fund ("Members") as may be called by the Board from time to time;

             (xi) preparing materials and reports for use in connection with meetings of the Board;

             (xii) maintaining and preserving those books and records of the Fund related to Class I not otherwise required to be maintained by the Fund's other administrator or custodian;

             (xiii) reviewing and arranging for payment of the expenses of the
                    Fund with respect to Class I;

             (xiv) assisting the Fund in conducting periodic repurchases of Class I Units; and

             (xv) such other services that the Fund and Administrator shall agree to from time to time.

         (b) The Administrator is authorized to utilize the services of its affiliates and agents and their respective officers and employees in providing any of the services required to be provided by the Administrator under this Agreement.

         2. The Administrator Fee; Reimbursement of Expenses.
            ------------------------------------------------

         (a) The Fund will not pay the Administrator any fee for its services provided with respect to Class I.


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

         (b) The Administrator is responsible for bearing all costs and expenses associated with the provision of its services hereunder. The Fund shall pay all other expenses associated with the conduct of its business.

         3. Liability of the Administrator.
            ------------------------------

         To the extent consistent with applicable law, the Administrator shall not be liable for any loss sustained by reason of good faith errors or omissions of the Administrator or any affiliate of the Administrator, or their respective directors, officers or employees, in connection with any matters to which this Agreement relates; provided, however, that nothing in this Agreement shall be deemed to protect the Administrator from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement.

         4. Liability of Managers and Members.
            ---------------------------------

         The Administrator understands and agrees that the obligations of the Fund under this Agreement are not binding upon any Member or person serving on the Board ("Manager") of the Fund personally, but bind only the Fund and the Fund's property; the Administrator represents that it has notice of the provisions of the Limited Liability Company Agreement of the Fund disclaiming Member and Manager liability for acts and obligations of the Fund.

         5. Duration.
            --------

         This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 6 or 7 hereof, this Agreement shall remain in effect for a period of two (2) years from such date and thereafter from year to year, so long as such continuance shall be approved at least annually by (a) by either the Board or by vote of a majority of the outstanding voting interests (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of Class I, and (b) in either event, by the vote of a majority of the Board managers who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

         6. Assignment or Amendment.
            -----------------------

         Any amendment to this Agreement shall be in writing and shall be subject to the approval of the Board, including the vote of a majority of the Managers who are not "interested persons," as defined by the 1940 Act and the rules thereunder. This Agreement shall automatically and immediately terminate in the event of its "assignment," as defined in the 1940 Act and the rules thereunder.

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

         7. Termination.
            ------------

         This Agreement may be terminated (i) by the Administrator at any time without penalty upon sixty (60) days' written notice to the Fund (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty (60) days' written notice to the Administrator (which notice may be waived by the Administrator).

         8. Certain Records.
            ---------------

         The Administrator will maintain certain records in connection with its duties pursuant to this Agreement. Any records required to be maintained and preserved pursuant to Rules 31a-1 and 31a-2 under the 1940 Act that are prepared or maintained by the Administrator on behalf of the Fund shall be prepared and maintained at the expense of the Administrator, but shall be the property of the Fund and will be made available to or surrendered promptly to the Fund on request.

         In case of any request or demand for the inspection of such records by another party, the Administrator shall notify the Fund and follow the Fund's instructions as to permitting or refusing such inspection; provided that the Administrator may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so, unless (in cases involving potential exposure only to civil liability) the Fund has agreed to indemnify the Administrator against such liability.

         9. Choice of Law.
            -------------

         This Agreement shall be governed by the laws of the State of Illinois applicable to agreements made and to be performed entirely within the State of Illinois (without regard to any conflicts of law principles thereof). Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           GLENWOOD CAPITAL INVESTMENTS, L.L.C.


                                           By:

                                           ------------------------------------
                                           Name:
                                           Title:


                                           MAN-GLENWOOD LEXINGTON TEI, LLC,
                                           on behalf of its Class I

                                           By:


                                           ------------------------------------
                                           Name:    Steven Zoric
                                           Title:   Secretary



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